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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                     SEPTEMBER 15, 2004 (SEPTEMBER 10, 2004)

                  BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT
                                    FUND I LP
             (Exact Name of Registrant as Specified in Its Charter)


              TEXAS                     333-100126                71-0897613
 (State or other jurisdiction of       (Commission            (I.R.S. Employer
  incorporation or organization)       File Number)          Identification No.)


                 15601 DALLAS PARKWAY, SUITE 600, ADDISON, TEXAS
                                      75001
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (866) 655-1610
              (Registrant's telephone number, including area code)

              1323 NORTH STEMMONS FREEWAY, SUITE 211, DALLAS, TEXAS
                                      75207
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        Effective September 10, 2004, Behringer Harvard Mid-Term Value Enhancement Fund I LP (the "Partnership"), entered into a Purchase and Sale Agreement with Koll Bren Fund V, L.P. (the "Seller") for the acquisition of a two-story office building containing approximately 70,660 rentable square feet, located on approximately 6.02 acres of land (the "Tucson Way Property"). The Tucson Way Property is located in Englewood, Colorado. It is leased to Raytheon Company on a triple-net basis through April 2012, with a tenant early termination right in April 2010 conditioned upon a tenant payment of $573,803. The purchase price of the Tucson Way Property will be $9,100,000 plus applicable closing costs. The Partnership intends to use proceeds from its public offering of limited partnership units to pay the entire purchase price and all closing costs of the acquisition. A deposit of $1,000,000 was made on September 10, 2004 in accordance with the Purchase and Sale Agreement.

        The Partnership's decision to acquire the Tucson Way Property is contingent upon the Partnership's satisfactory completion of a due diligence review of the Tucson Way Property during which time the Partnership may consider items including copies of leases, copies of all contracts, surveys of the land, financial statements, environmental reports and title reports.

        Other properties may be identified in the future that the Partnership may acquire before or instead of the Tucson Way Property. At the time of this filing, the Partnership cannot make any assurances that the closing of the purchase of the Tucson Way Property is probable.

        In evaluating the Tucson Way Property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, the Partnership has considered or will consider a variety of factors including overall valuation of net rental income, location, demographics, quality of tenants, length of leases, price per square foot, occupancy, whether overall rental rates at the Tucson Way Property are comparable to market rates, and the extent to which the property is well located, has acceptable roadway access, is well maintained and has been professionally managed. The Tucson Way Property will be subject to competition from similar office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. The Partnership did not consider any other factors materially relevant to its decision to potentially acquire this property.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

        (c)     Exhibits

                The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

                99.1 Purchase and Sale Agreement and Escrow Instructions effective as of September 10, 2004

                99.2 First Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of September 14, 2004

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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             Behringer Harvard Mid-Term Value
                                             Enhancement Fund I LP

                                             By: Behringer Harvard Advisors I LP
                                                  Co-General Partner




        Dated: September 15, 2004             By:  /s/ Gary S. Bresky
                                                 -------------------------------
                                                  Gary S. Bresky
                                                  Chief Financial Officer and
                                                  Treasurer




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